Exhibit 24
CLEVELAND-CLIFFS INC
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Cleveland-Cliffs Inc, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Joseph A. Carrabba, Laurie Brlas and George W. Hawk, Jr., as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of resales by United Mining Co., Ltd. (“United Mining”) of common shares, par value $0.125 per share, of the Registrant issued to United Mining in connection with the purchase from United Mining of its 30% interest in United Taconite LLC, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 6th day of October 2008.

/s/ Joseph A. Carrabba	/s/ Laurie Brlas

Joseph A. Carrabba	Laurie Brlas
Chairman, President, Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer

/s/ Ronald C. Cambre	/s/ Susan Cunningham

Ronald C. Cambre	Susan Cunningham
Director	Director

/s/ Barry Eldridge	/s/ Susan M. Green

Barry Eldridge	Susan M. Green
Director	Director

/s/ James D. Ireland III	/s/ Francis R. McAllister

James D. Ireland III	Francis R. McAllister
Director	Director

/s/ Roger Phillips	/s/ Richard K. Riederer

Roger Phillips Director	Richard K. Riederer Director

/s/ Alan Schwartz
Alan Schwartz
Director